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                                                                Exhibit No. 99.1

                          Trustee's Distribution Report

To the Holders of:

CABCO Trust for J.C. Penney Debentures (the "Trust") Trust Certificates,
CUSIP: 126797 20 8 (the "Certificates").

The Bank of New York, as trustee (the "Trustee") for the Trust hereby gives notice with respect to the distribution occurring on March 1, 2007 (the "Distribution Date") as follows:

     1. The aggregate amount of the distribution payable to the certificate holders on the Distribution Date allocable to principal and premium, if any, and interest expressed as a dollar amount, is as set forth below:

          Principal        Interest          Premium      Total Distribution
          $0.00            $2,007,281.25     $0.00        $2,007,281.25


     2.   The applicable interest rate: 7 5/8 % per annum.

     3. The amount of aggregate interest due and not paid on the Certificates as of the Distribution Date is $0.00.

     4. The aggregate stated principal amount of the J.C. Penney Company, Inc. 7 5/8% Debentures due March 1, 2097 (the "Underlying Securities") as of such Distribution Date was $52,650,000.00. The interest rate applicable to the Underlying Securities for the immediately following Underlying Securities interest accrual period is 7 5/8% per annum.

     5. The amounts received by the Trustee in respect of the Underlying Securities during the immediately preceding Underlying Securities interest accrual period was $2,007,281.25.

     6. The aggregate certificate principal balance of the Certificates was $52,650,000.00 at the close of business on the business day immediately preceding the Distribution Date.

     7. The current ratings of the Underlying Securities are not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

     8.   No fees have been paid to the Trustee from the assets of the Trust.


                                          THE BANK OF NEW YORK, as Trustee of
                                          CABCO Trust for J.C. Penney Debentures




                                          By:  /s/ Kwame Gordon-Martin
                                               --------------------------------
                                               Name:   Kwame Gordon-Martin
                                               Title:  Assistant Vice President